UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2017
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Item 7.01     Regulation FD Disclosure

On July 25, 2017, Uranium Energy Corp. (the "Company") issued a news release announcing that the Company is extending the drilling campaign on its Burke Hollow in-situ recovery ("ISR") uranium project into early September with an additional estimated 30 holes to be drilled. Drilling commenced on April 3 this year with initial plans to drill up to 100 delineation and exploration holes through the year. As of July 21, a total of 94 holes have been successfully completed for a total of 40,420 feet of drilling with each hole having an average depth of 430 feet.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(a)                 Financial Statements of Business Acquired

Not applicable.

(b)                 Pro forma Financial Information

Not applicable.

(c)                 Shell Company Transaction

Not applicable.

(d)                 Exhibits
Exhibit	Description
99.1	News Release dated July 25, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: July 25, 2017.	By: /s/ Pat Obara Pat Obara, Secretary, Treasurer, and Chief Financial Officer

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